Exhibit 10.01

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of the 7th day of June, 2012 (this “Amendment”), is entered into among Symantec Corporation, a Delaware corporation (the “Borrower”), each lender party hereto designated as a “Continuing Lender” on its signature page (collectively, the “Continuing Lenders”), each lender party hereto designated as an “Exiting Lender” on its signature page (collectively, the “Exiting Lenders”), each lender party hereto designated as a “New Lender” on its signature page (collectively, the “New Lenders” and, together with the Continuing Lenders, the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”).

RECITALS

A. The Borrower, the lenders party thereto and the Administrative Agent are parties to that certain Credit Agreement dated as of September 8, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement as they may be amended pursuant to this Amendment.

B. The Borrower, the Administrative Agent, the Exiting Lenders and the Lenders have agreed to make certain amendments to the Credit Agreement on the terms and conditions set forth herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

1.1 Amendments to Section 1.1 Consisting of New Definitions. The following definitions are hereby added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:

““Agreement” means this Credit Agreement.”

““Debt Rating” means, as of any date of determination, the rating as determined by either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc., of the Borrower’s non-credit-enhanced, senior unsecured long-term debt.”

““First Amendment” shall mean the First Amendment to Credit Agreement, dated as of June 7, 2012, among the Borrower, the Lenders party thereto, and the Administrative Agent.”

““First Amendment Effective Date” has the meaning given to such term in Article III of the First Amendment.”

1.2 Amendments to Section 1.1 Consisting of Modifications to Existing Definitions.

(a)	The following definitions in Section 1.1 of the Credit Agreement are hereby amended in their entirety as follows:

“‘Applicable Rate” means, for any day, with respect to any Eurodollar Loan, any ABR Loan (including any Swingline Loan) or the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth across from the caption “Applicable Rate for Eurodollar Loans”, “Applicable Rate for ABR Loans and Swingline Loans” or “Facility Fee” in the table below, as the case may be, based upon the Debt Rating, as more fully described below; provided that (i) if the respective Debt Ratings issued by Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. differ by one level, then the pricing level for the higher of such Debt Ratings shall apply (with the Debt Rating for pricing level 1 being the highest and the Debt Rating for pricing level 5 being the lowest); (ii) if there is a split in such Debt Ratings of more than one level, then the pricing level that is one level lower than the pricing level of the higher Debt Rating shall apply; (iii) if the Borrower has only one such Debt Rating, the pricing level that is one level lower than that of such Debt Rating shall apply; and (iv) if the Borrower does not have any such Debt Ratings, pricing level 5 shall apply.

	Level 1	Level 2	Level 3	Level 4	Level 5
Debt Ratings	A-/A3 or better	BBB+/Baa1	BBB/Baa2	BBB-/Baa3	BB+/Ba1 or worse
Facility Fee	0.080%	0.100%	0.125%	0.175%	0.225%
Applicable Rate for Eurodollar Loans	0.795%	0.900%	1.000%	1.200%	1.400%
Applicable Rate for ABR Loans and Swingline Loans	0.000%	0.000%	0.000%	0.200%	0.400%

Beginning on the First Amendment Effective Date until changed as provided below, the Applicable Rate shall be based upon pricing level 3. Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Borrower to the Administrative Agent of notice thereof pursuant to Section 5.1(e) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.”

““FATCA” means Sections 1471 through 1474 of the Code, as of the First Amendment Effective Date (or any amended version that is substantively comparable) and any current or future regulations or official interpretations thereof.”

““Maturity Date” means June 7, 2017.”

(b)	The definition of “Change in Law” in Section 1.1 of the Credit Agreement is hereby amended by replacing the period at the end of the definition with the following:

“; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.”

(c)	The definition of “Defaulting Lender” in Section 1.1 of the Credit Agreement is hereby amended as follows:

(i)	The comma at the end of clause (a) is replaced with the following:

“, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied,”

(ii)	The phrase “or under other agreements in which it commits to extend credit” is deleted from clause (b).

(iii)	The comma at the end of clause (c) is replaced with the following:

“(provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such confirmation by the Administrative Agent and the Borrower)”

(d)	The definition of “Excluded Taxes” in Section 1.1 of the Credit Agreement is hereby amended by replacing clause (d) thereof with the following:

“(d) any U.S. federal withholding Taxes imposed under FATCA.”

1.3 Amendments to Section 2.17 (Taxes).

(a)	Section 2.17(g) of the Credit Agreement is hereby amended in its entirety as follows:

“(g) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.”

(b)	Section 2.17 of the Credit Agreement is hereby further amended by inserting the following new clause (h):

“(h) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.4(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.17(h).”

1.4 Amendments to Section 2.20 (Increase in the Aggregate Commitments). Section 2.20(a) of the Credit Agreement is hereby amended by replacing the period at the end of the section with the following:

“minus the aggregate amount of Commitment reductions effected in accordance with Section 2.9.”

1.5 Amendments to Section 3.4 (Financial Condition; No Material Adverse Change). Section 3.4(b) of the Credit Agreement is hereby amended by replacing the date therein with “March 30, 2012”.

1.6 Insertion of Section 3.12. Article III of the Credit Agreement is hereby further amended by inserting the following new Section 3.12 in proper numerical order:

“Section 3.12 Margin Regulations. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System). No proceeds of the Loans will be used, directly or indirectly, to purchase or carry any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit for such purpose or for any other purpose that would violate or be inconsistent with Regulations T, U or X of the Board of Governors of the Federal Reserve System or any provision of the Securities Exchange Act of 1934.”

1.7 Amendments to Section 5.1 (Financial Statements; Ratings Change and Other Information). Section 5.1 of the Credit Agreement is hereby amended by redesignating clauses (e) and (f) thereof as clauses (f) and (g), respectively, and inserting the following new clause (e):

“(e) promptly after (and in any event within five Business Days after) the Borrower obtaining knowledge thereof, written notice of any decrease in or cancellation of any Debt Rating;”

1.8 Amendments to Section 9.4 (Successors and Assigns).

(a)	Section 9.4(b) of the Credit Agreement is hereby amended as follows:

(i)	The phrase “or delayed” is inserted immediately after the word “withheld” in the second parenthetical in clause (i).

(ii)	The semicolon at the end of clause (i)(A) is replaced with the following:

“, and provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof;”

(iii)	The period at the end of clause (i)(B) is replaced with the following:

“or an Affiliate of any such Lender.”

(iv)	The phrase “(such consents not to be unreasonably withheld or delayed)” is inserted immediately after the phrase “otherwise consent” in the eighth line of clause (ii)(A).

(b)	Section 9.4(c) of the Credit Agreement is hereby amended by inserting the following new clause (iii):

“(iii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.”

1.9 Amendment to Schedule 2.1 (Commitments and Notice Information). Schedule 2.1 to the Credit Agreement is hereby amended in its entirety in the form of Schedule 2.1 attached hereto.

ARTICLE II

ASSIGNMENTS AND ASSUMPTIONS

2.1 Each of the parties hereto acknowledges and agrees that (i) the Exiting Lenders desire to sell and assign their Commitments to the New Lenders and to certain of the Continuing Lenders and to be relieved of their obligations under the Credit Agreement; (ii) certain of the Continuing Lenders desire to purchase and assume portions of the Commitments of the Exiting Lenders and/or increase their existing Commitments; and (iii) the New Lenders desire to purchase and assume portions of the Commitments of the Exiting Lenders and/or provide new Commitments and to become parties to the Credit Agreement. As an administrative convenience and to avoid the necessity that each Lender enter into separate Assignment and Assumptions, the parties hereto acknowledge and agree that effective as of the First Amendment Effective Date, (A) each Exiting Lender shall be deemed to have sold and assigned to the Continuing Lenders increasing their Commitments (the “Increasing Lenders”) and the New Lenders its Commitment and Loans that are outstanding on the First Amendment Effective Date, (B) the Continuing Lenders decreasing their Commitments (the “Decreasing Lenders”) shall be deemed to have sold and assigned to the Increasing Lenders and the New Lenders a portion of their Commitments and Loans that are outstanding on the First Amendment Effective Date and (C) the Increasing Lenders and the New Lenders shall be deemed to have purchased and assumed the Commitments and Loans of the Exiting Lenders and the Decreasing Lenders, in each case in amounts such that the Commitments of the Lenders after giving effect hereto shall be as reflected on Schedule 2.1 attached hereto.

2.2 Effective on the First Amendment Effective Date, (i) each New Lender shall be deemed to be a party to and a “Lender” under the Credit Agreement and shall be bound by all of the terms and provisions applicable to Lenders under the Credit Agreement; (ii) each New Lender shall deliver (by wire transfer) to the Administrative Agent cash in an amount equal to such New Lender’s Applicable Percentage of the aggregate Loans outstanding on the First Amendment Effective Date, after giving effect hereto; (iii) each Increasing Lender shall deliver (by wire transfer) to the Administrative Agent cash in an amount sufficient to provide for such Continuing Lender to hold its increased Applicable Percentage of the aggregate Loans outstanding on the First Amendment Effective Date; and (iv) the Administrative Agent shall distribute (by wire transfer) such cash received by it from the New Lenders and the Increasing Lenders to the Exiting Lenders and the Decreasing Lenders, in each case in amounts sufficient to repay fully the principal amount of Loans owing to the Exiting Lenders as of the First Amendment Effective Date and to ensure that each such Lender will hold its Applicable Percentage of the aggregate Loans outstanding on the First Amendment Effective Date.

2.3 Upon the Administrative Agent’s receipt of the interest and facility fees required to be paid by the Borrower on the First Amendment Effective Date, the Administrative Agent shall distribute to each of the Continuing Lenders and Exiting Lenders their respective pro rata shares of such interest and facility fees based on their respective Applicable Percentages prior to giving effect to this Amendment.

2.4 Each Exiting Lender and Decreasing Lender hereby (i) warrants that it is the legal and beneficial owner of the interest being assigned by it pursuant to Section 2.1 free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof that have not become effective, are as set forth on Schedule 2.4 attached hereto; (ii) warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby; and (iii) except as set forth in clauses (i) and (ii), makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto.

2.5 Each New Lender and Increasing Lender (i) represents and warrants that (A) it is legally authorized to enter into this Amendment and to consummate the transactions contemplated by Section 2.1; (B) it is sophisticated with respect to decisions to acquire assets of the type represented by the Commitments and Loans purchased by it pursuant to Section 2.1 and either it or the Person exercising discretion in making its decision to enter into this Amendment and the transactions contemplated by Section 2.1 is experienced in acquiring assets of such type; (C) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Section 3.4(a) thereof or delivered pursuant to Section 5.1 thereof and such other documents and information as it has deemed appropriate to make it owns credit analysis and decision to enter into this Amendment and the transactions contemplated by Section 2.1; (D) it has, independently and without reliance upon the Administrative Agent, any other Lender or any Exiting Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and the transactions contemplated by Section 2.1; and (E) if it is a Foreign Lender, it has previously delivered to the Administrative Agent any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed; (ii) agrees that (A) it will independently and without reliance upon the Administrative Agent, any other Lender or any Exiting Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; and (B) it will perform in accordance with their terms all the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as delegated to the Administrative Agent, by the terms thereof, together with such powers as are reasonably incidental thereto.

2.6 Notwithstanding anything to the contrary contained in the Credit Agreement, the parties acknowledge and agree that this Article II shall be deemed to satisfy all requirements set forth in Section 9.4 of the Credit Agreement for the assignment and assumption of the Commitments, Loans and related rights and obligations being sold and assigned pursuant hereto, including the requirement that a separate Assignment and Assumption be entered into in connection with each such sale and assignment.

2.7 Effective on the First Amendment Effective Date, the participations in the Swingline Loans under the Credit Agreement shall be adjusted to give effect to any change in the Applicable Percentage of any Lender as a result of this Amendment.

2.8 THE PARTIES FURTHER ACKNOWLEDGE AND AGREE THAT THE EXITING LENDERS ARE ENTERING INTO THIS AMENDMENT SOLELY FOR THE PURPOSES OF THIS ARTICLE II AND SHALL NOT BE DEEMED TO BE BOUND BY ANY TERM OR PROVISION OF THIS AMENDMENT OTHER THAN THIS ARTICLE II.

ARTICLE III

CONDITIONS OF EFFECTIVENESS

This Amendment shall become effective as of the date (such date being referred to as the “First Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic image scan transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the First Amendment Effective Date) of Fenwick & West LLP, counsel for the Borrower, covering such other matters relating to the Borrower, this Amendment, the other Loan Documents or the transactions contemplated by this Amendment and the other Loan Documents as the Administrative Agent or the Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the transactions contemplated hereby and any other legal matters relating to the Borrower, this Amendment, the other Loan Documents or the transactions contemplated hereby and by the other Loan Documents, all in form and substance satisfactory to the Administrative Agent and its counsel.

(d) The Administrative Agent shall have received a certificate, dated the First Amendment Effective Date and signed on behalf of the Borrower by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.2 of the Credit Agreement.

(e) The Administrative Agent shall have received a certificate of each Guarantor, executed on behalf of such Guarantor, certifying to the continuing full force and effect, both immediately before and after the First Amendment Effective Date, of the Guaranty.

(f) The representations and warranties set forth in Article IV shall be true and correct on and as of the First Amendment Effective Date.

(g) No Default shall have occurred and be continuing both immediately before and after the First Amendment Effective Date.

(h) The Administrative Agent shall have received (i) all accrued and unpaid interest and fees owing to the Exiting Lenders and Continuing Lenders as of the First Amendment Effective Date and (ii) all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any of the Borrower under the Credit Agreement, under this Amendment or under any other Loan Document.

(i) The Administrative Agent shall have received such documentation and information as is reasonably requested by any Lender about the Borrower and the Guarantors in respect of applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that (i) each of the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the First Amendment Effective Date, both immediately before and after giving effect to this Amendment (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date, and except that the representations and warranties contained in Section 3.4(a) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 5.1 thereof), (ii) this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against its in accordance with its terms and (iii) no Default shall have occurred and be continuing on the First Amendment Effective Date, both immediately before and after giving effect to this Amendment.

ARTICLE V

ACKNOWLEDGMENT AND CONFIRMATION OF THE BORROWER

The Borrower hereby confirms and agrees that after giving effect to this Amendment, the Credit Agreement and the other Loan Documents remain in full force and effect and enforceable against it in accordance with their respective terms and shall not be discharged, diminished, limited or otherwise affected in any respect, and the amendments contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Obligations of the Borrower evidenced by or arising under the Credit Agreement and the other Loan Documents, which shall not in any manner be impaired, limited, terminated, waived or released, but shall continue in full force and effect. The Borrower represents and warrants to the Lenders that it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Loan Documents, or if the Borrower has any such claims, counterclaims, offsets, or defenses to the Loan Documents or any transaction related to the Loan Documents, the same are hereby waived, relinquished, and released in consideration of the execution of this Amendment. This acknowledgment and confirmation by the Borrower is made and delivered to induce the Administrative Agent and the Lenders to enter into this Amendment. The Borrower acknowledges that the Administrative Agent and the Lenders would not enter into this Amendment in the absence of the acknowledgment and confirmation contained herein.

ARTICLE VI

MISCELLANEOUS

6.1 Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

6.2 Full Force and Effect. Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement after amendment by this Amendment. Any reference to the Credit Agreement or any of the other Loan Documents herein or in any such documents shall refer to the Credit Agreement and Loan Documents as amended hereby. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

6.3 Expenses. The Borrower agrees on demand (i) to pay all reasonable fees and expenses of counsel to the Administrative Agent, and (ii) to reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses, in each case, in connection with the preparation, negotiation, execution and delivery of this Amendment and the other Loan Documents delivered in connection herewith.

6.4 Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

6.5 Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

6.6 Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. The provisions of Section 1.3 of the Credit Agreement are hereby incorporated by reference as if fully set forth herein.

6.7 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or by electronic mail in a .pdf or similar file shall be effective as delivery of a manually executed counterpart of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

SYMANTEC CORPORATION, as Borrower

By:	/s/ James Beer
Name: Title:	James Beer Executive Vice President and Chief Financial Officer

SIGNATURE PAGE TO

AMENDMENT TO CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, as Swingline Lender and as a Continuing Lender

By:	/s/ Karen Bayler
Name: Title:	Karen Bayler S.V.P

SIGNATURE PAGE TO

AMENDMENT TO CREDIT AGREEMENT

BANK OF AMERICA, N.A., as a Continuing Lender

By:	/s/ Jeffrey Mills
Name: Title:	Jeffery Mills AVP

SIGNATURE PAGE TO

AMENDMENT TO CREDIT AGREEMENT

CITIBANK, N.A., as a Continuing Lender

By:	/s/ Sean Klimchalk
Name: Title:	Sean Klimchalk Vice President

SIGNATURE PAGE TO

AMENDMENT TO CREDIT AGREEMENT

BARCLAYS BANK PLC, as a New Lender

By:	/s/ Diane Rolfe
Name: Title:	Diane Rolfe Director

SIGNATURE PAGE TO

AMENDMENT TO CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A., as a Continuing Lender

By:	/s/ Ann B. Kerns
Name: Title:	Ann B. Kerns Vice President

SIGNATURE PAGE TO

AMENDMENT TO CREDIT AGREEMENT

MORGAN STANLEY BANK, N.A., as a Continuing Lender

By:	/s/ Sherrese Clarke
Name: Title:	Sherrese Clarke Authorized Signatory

SIGNATURE PAGE TO

AMENDMENT TO CREDIT AGREEMENT

HSBC BANK USA, NATIONAL ASSOCIATION, as a Continuing Lender

By:	/s/ Thomas T Rogers
Name: Title:	Thomas T Rogers Senior Vice President

SIGNATURE PAGE TO

AMENDMENT TO CREDIT AGREEMENT

MIZUHO CORPORATE BANK, LTD., as a Continuing Lender

By:	/s/ Bertram H. Tang
Name: Title:	Bertram H. Tang Authorized Signatory

SIGNATURE PAGE TO

AMENDMENT TO CREDIT AGREEMENT

UBS LOAN FINANCE LLC, as a Continuing Lender

By:	/s/ Mary E. Evans
Name: Title:	Mary E. Evans Associate Director

By:	/s/ David Urban
Name: Title:	David Urban Associate Director

SIGNATURE PAGE TO

AMENDMENT TO CREDIT AGREEMENT

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Continuing Lender

By:	/s/ Christopher Reo Day
Name: Title:	Christopher Reo Day Vice President

By:	/s/ Sanja Gazahi
Name: Title:	Sanja Gazahi Associate

SIGNATURE PAGE TO

AMENDMENT TO CREDIT AGREEMENT

DEUTSCHE BANK AG NEW YORK BRANCH, as a New Lender

By:	/s/ Virginia Cosenza
Name: Title:	Virginia Cosenza Vice President

By:	/s/ Ming K. Chu
Name: Title:	Ming K. Chu Vice President

SIGNATURE PAGE TO

AMENDMENT TO CREDIT AGREEMENT

BNP PARIBAS, as an Exiting Lender

By:	/s/ William Davidson
Name: Title:	William Davidson Managing Director

By:	/s/ Liz Cheng
Name: Title:	Liz Cheng Vice President

SIGNATURE PAGE TO

AMENDMENT TO CREDIT AGREEMENT